805 King Farm Blvd.
Rockville, MD 20850 / USA
business.nasdaq.com

Sent via Electronic Delivery to: *jearly@interpacedx.com*

April 10, 2017

Mr. James Early
Chief Financial Officer
Interpace Diagnostics Group, Inc.
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054

Re: Interpace Diagnostics Group, Inc. (the "Company")
Nasdaq Symbol: IDXG

Dear Mr. Early:

On November 23, 2016, Staff notified the Company that it did not comply with the minimum $2.5 million stockholders' equity, $35 million market value of listed securities, or $500,000 of net income from continuing operations requirements for The Nasdaq Capital Market set forth in Listing Rules 5550(b)(1), 5550(b)(2), or 5550(b)(3), respectively. Based on your Form 10-K for the fiscal year ended December 31, 2016, evidencing stockholders' equity of $6,531,000, Staff has determined that the Company complies with Listing Rule 5550(b)(1) and this matter is now closed.

If you have any questions, please contact Shawn Abdool, Listing Analyst, at +1 301 978 8030.

Sincerely,

Jeffrey W. Preusse

Jeffrey W. Preusse
Associate Director
Nasdaq Listing Qualifications